UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2013

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On September 23, 2013, Continental Wind, LLC (the “Issuer”) (an indirect subsidiary of Exelon Corporation and Exelon Generation Company, LLC), the Issuer’s direct parent, Continental Wind Holding, LLC (“Holding”) and the Issuer’s subsidiaries (collectively, with Holding, the “CW Entities”) entered into a purchase agreement (the “Purchase Agreement”) with RBS Securities Inc., Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several initial purchasers named in Schedule I thereto (collectively, the “Initial Purchasers”), relating to the sale by the Issuer to the Initial Purchasers of $613.0 million aggregate principal amount of the Issuer’s 6.000% Senior Secured Notes due 2033 (the “Notes”). The Issuer’s obligations under the Notes will be, jointly and severally, fully and unconditionally guaranteed, on a senior basis, by the CW Entities (collectively, the “Guarantors”). The net proceeds from the Notes offering are estimated to be approximately $591.0 million, after deducting the initial purchasers’ discount and estimated costs, fees and expenses incurred in connection with the offering and the transactions contemplated thereby. The Issuer expects to distribute the net proceeds from the offering to Exelon Generation Company, LLC for its general corporate purposes. The Purchase Agreement contains customary representations, warranties and indemnities by the Issuer and Guarantors in favor of the Initial Purchasers. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on September 30, 2013. The closing is subject to the satisfaction or waiver of customary conditions.

The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes in private sales exempt from registration under the Securities Act (i) within the United States to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act (“Rule 144A”), in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and Exelon Generation Company, LLC (the “Registrants”). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Registrants’ 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Registrants’ Second Quarter 2013 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer Exelon Generation Company, LLC

September 27, 2013

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